EXHIBIT 21.1

                      Subsidiaries of the Registrant
                      ------------------------------


Subsidiary                       Place of Incorporation   D/B/A Name
----------                       ----------------------   ----------
Personics Corporation               Delaware, USA        Personics Corporation

WorkGroup GmbH                      Germany              WorkGroup GmbH

Kurt Software GmbH i.L.*            Germany              Kurt Software GmbH i.L.

Datawatch International Limited     England and Wales    Datawatch International Limited

Datawatch GmbH**                    Germany              Datawatch GmbH

Datawatch France SARL**             France               Datawatch France SARL

Datawatch Pty Ltd.**                Australia            Datawatch Pty Ltd.

Datawatch Europe Limited**          England and Wales    Datawatch Europe Limited

Guildsoft Limited ***               England and Wales    Guildsoft Limited



* All of the shares of capital stock of Kurt Software GmbH i.L. (formerly Pole Position Software GmbH) are owned by WorkGroup GmbH.

** All of the shares of capital stock of Datawatch Systems GmbH, Datawatch France SARL, Datawatch Pty Ltd. and Datawatch Europe Limited are owned by Datawatch International Limited.

*** All of the shares of capital stock of Guildsoft Limited are owned by Datawatch Europe Limited.